Exhibit 10.4

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of January 12, 2022, by and among EAST WEST BANK (“Bank”), JOURNEY MEDICAL CORPORATION (“Journey”), and JG PHARMA, INC. (“JG”; Journey and JG are sometimes referred to, individually, as a “Borrower” and, collectively, the “Borrowers”).

RECITALS

A.Borrowers and Bank are parties to a Loan and Security Agreement dated as of March 31, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, including, without limitation, by that certain Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2021, and that certain Consent and Second Amendment to Loan and Security Agreement dated as of November 4, 2021, collectively, the “Agreement”). Borrowers and Bank desire to amend the Agreement in accordance with the terms of, and subject to the conditions set forth in this Amendment.

B.Journey has advised Bank that it desires to enter into that certain Asset Purchase Agreement with VYNE Therapeutics Inc., a Delaware corporation (“Seller”), dated on or about the Third Amendment Date (the “Asset Purchase Agreement”; and the transaction contemplated by the Asset Purchase Agreement is sometimes referred to as the “Asset Purchase”) relating to the Product as defined in the Asset Purchase Agreement. Section 7.7 of the Agreement prohibits consummation of the Asset Purchase. Borrowers have requested and Bank has agreed to consent to the Asset Purchase in accordance with the terms of this Amendment and amend the terms of the Agreement as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.Consent. Notwithstanding the terms of Section 7.4 or 7.7 of the Agreement, Bank hereby consents to Journey’s consummation of the Asset Purchase and the payments and transactions related thereto, subject the terms and conditions set forth in this Amendment, provided, however, that the Purchase Price (as defined in the Asset Purchase Agreement, but excluding any upfront payments payable to Seller pursuant to Section 3.2(b) or (c) of the Asset Purchase Agreement) shall not exceed the aggregate amount of Four Hundred Seventy-Five Million Dollars ($475,000,000), which such amount is inclusive of the Closing Payment, Deferred Payment, and any Milestone Payments (as such terms are defined in the Asset Purchase Agreement).

2.The following terms hereby are added or amended and restated in their entirety in Section 1.1 of the Agreement, as appropriate, to read as follows:

“Amortization Date” means the first Payment Date following the expiration of the Interest-Only Period.

“Collateral Value” means, as of any date of determination, the sum of (a) Borrowers’ Cash on deposit with Bank on such date plus (b) the book value of

Eligible Accounts, as reported in the most recent Borrowing Base Certificate delivered to Bank.

“Credit Extension” means each Advance, Term Loan, or any other extension of credit by Bank for the benefit of a Borrower hereunder.

“Draw Period” means the period of time during with Tranche II is available to be drawn, commencing on the date that is six (6) months after the Third Amendment Date and ending on the date that is eighteen (18) months after the Third Amendment Date.

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time, non-recurring expenses, plus (f) non-cash stock based compensation expenses, plus (g) other non- cash expenses approved in writing by Bank in its sole discretion.

“Extension Milestone” means Borrowers’ delivery to Bank of evidence, in form and substance satisfactory to Bank in its reasonable discretion, that (1) no Event of Default that has not been cured, pursuant to the terms of this Agreement, or waived in writing by Bank has occurred after the Third Amendment Date, and (2) Borrowers have, on a consolidated basis, achieved a ratio of (a) Collateral Value to (b) the sum of (i) the aggregate amount outstanding under the Term Loan, plus (ii) the Revolving Line equal to at least 1.5 to 1.0.

“Fixed Charge Coverage Ratio” means the ratio, measured on a trailing twelve (12) month basis as of any date of determination, of (a) the difference of (i) EBITDA, minus (ii) the sum, without duplication, of (y) capital expenditures (but excluding, upon prior written consent of Bank, other research and development expenditures), plus (z) income taxes paid, to (b) the aggregate amount of principal and interest payments on Indebtedness due in cash during such period.

“Interest-Only Period” means the period of time commencing on the Third Amendment Date through January 12, 2024; provided, however, if Borrowers consummate the Extension Milestone by January 12, 2024, then the Interest-Only Period shall automatically, with no further action required by the parties hereto, be extended through July 12, 2024.

“Liquidity” means, as of any date of determination, the sum of (a) the aggregate balance of Cash maintained by Borrowers in account(s) with Bank on such date, plus (b) the amount of Borrowers’ unused availability under the Revolving Line on such date.

“Payment Date” is the first (1st) calendar day of each month.

“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000).

“Revolving Maturity Date” means January 12, 2026.

“Term Loan” means, collectively, the term loans made under Section 2.1(b), consisting of Tranche I and Tranche II.

“Term Loan Maturity Date” means January 12, 2026. “Third Amendment Date” means January 12, 2022.

“Tranche I” means one (1) term loan in the principal amount equal to Fifteen Million Dollars ($15,000,000).

“Tranche II” means one (1) term loan in the principal amount equal to Five Million Dollars ($5,000,000).

3.New Section 2.1(b) hereby is added to the Agreement to read as follows:

“(b)Term Loan.

(i)Subject to and upon the terms and conditions of this Agreement, Bank shall make a Term Loan to Borrowers in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000), consisting of Tranche I and Tranche II, as follows: (i) Tranche I shall be funded on the Third Amendment Date, or as soon thereafter as all conditions precedent to the making thereof have been met, and (ii) Tranche II shall be available during the Draw Period. The proceeds of (A) Tranche I shall be used (y) to repay all refinance all existing Obligations owing from Borrowers to Bank under this Agreement as of the Third Amendment Date, and (z) for general working capital purposes (including permitted acquisitions and other transactions permitted hereby), and (B) Tranche II shall be used for general working capital purposes (including permitted acquisitions other transactions permitted hereby).

(ii)Interest shall accrue from the date that each Term Loan is made at the rate specified in Section 2.3(a), and shall be payable monthly beginning on the Payment Date immediately following the month in which such Term Loan is made, and continuing on each Payment Date thereafter. Borrowers shall repay the outstanding balance of each Term Loan in equal monthly installments of principal (determined based on the aggregate outstanding principal amount of each Term Loans on the Amortization Date), plus all accrued interest, beginning on the Amortization Date and continuing on each Payment Date thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan and any other amounts due under this Agreement shall be immediately due and payable. Borrowers may prepay all or any part of the Term Loan without penalty or premium, but may not reborrow any amount, once repaid.”

4.Section 2.3(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Interest Rates.

(i)Revolving Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to seven tenths of one percent (0.70%) above the Prime Rate.

(ii)Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to one and seventy-three hundredths of one percent (1.73%) above the Prime Rate.”

5.Section 3.2(c) of the Agreement hereby is amended and restated in its entirety and new Section 3.2(d) hereby is added to the Agreement to read as follows:

“(c)with respect to Tranche II, evidence that Borrowers are in pro forma compliance with Section 6.9(a) hereof after giving effect to Tranche II; and

(d)the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of a Borrower’s request for such Credit Extension and on the effective date of each Credit Extension as though made at and as of each such date (unless such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by each Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.”

6.Section 4.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“4.3 Right to Inspect and Audit. Borrowers shall permit any representative of Bank, during normal business hours and upon reasonable advance notice, to inspect, audit, examine and make extracts or copies from all books and records and other data relating to the Collateral to inspect any of a Borrower’s properties, to confirm balances due on Accounts by direct inquiry to Account Debtors, and shall furnish Bank with all information regarding the business or finances of Borrower promptly upon Bank’s request; provided the Borrowers shall only be obligated to reimburse Bank for the expenses, as determined by Bank in its good faith business judgment, for one (1) such field audit per year unless an Event of Default has occurred and is continuing.”

7.Section 6.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.4 Audits. Upon reasonable advance notice and during normal business hours, permit Bank from time to time hereafter to audit such Borrower’s Accounts and appraise Collateral at such Borrower’s expense, as determined by

Bank in its good faith business judgment, provided the Borrowers shall only be obligated to reimburse Bank for the expenses, as determined by Bank in its good faith business judgment, for one (1) such field audit per year unless an Event of Default has occurred and is continuing.”

8.Section 6.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.9Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, on a consolidated basis with respect to Borrowers and their Subsidiaries:

(a)Collateral Ratio. From the Third Amendment Date through the date that is eighteen (18) months thereafter, a ratio of (i) Collateral Value to (ii) the sum of (A) the aggregate amount outstanding under the Term Loan, plus (B) the Revolving Line equal to at least 1.25 to 1.00, provided that Borrowers shall at all times maintain an aggregate Cash balance in account(s) with Bank equal to at least the lesser of (y) fifty percent (50%) of the Collateral Value, and (z) the aggregate amount outstanding under the Term Loan.

(b)Minimum Liquidity. At all times beginning on the date that is eighteen (18) months after the Third Amendment Date, Liquidity in an aggregate amount equal to at least Seven Million Dollars ($7,000,000), provided that Borrowers shall at all times maintain an aggregate Cash balance in account(s) with Bank equal to at least Five Million Dollars ($5,000,000).

(c)Fixed Charge Coverage Ratio. At all times beginning on the date that is eighteen (18) months after the Third Amendment Date, a Fixed Charge Coverage Ratio equal to at least 1.25 to 1.00.

9.The copy notice block in the Borrower notice portion of Section 10 of the Agreement hereby is amended and restated in its entirety to read as follows:

With a copy to (which copy shall not constitute notice):

Sidley Austin
LLP One South Dearborn
Chicago, IL 60603
Attn: Allison Satyr

Email: asatyr@sidley.com

10.Exhibit D of the Agreement hereby is replaced by Exhibit D attached hereto.

11.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended hereby, the Agreement remains in full force and effect.

12.Each Borrower represents and warrants that (a) the Asset Purchase Agreement presented to Bank as of the date hereof is a true and correct copy of the Asset Purchase Agreement and (b) with the exception of the JG Good Standing Certificate (as defined below), to be delivered to Bank after the Third Amendment Date pursuant to Section 15 below, the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment in all material respects (provided, however, that (i) those representations and warranties that are qualified by materiality shall be true and correct as of the date of this Amendment and (ii) those representations and warranties expressly referring to another date shall be true, correct and complete as of such date).

13.This Amendment and any other Loan Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment or Loan Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment or any other Loan Document (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

14.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment;

(b)a Corporate Borrowing Certificate, duly executed by an officer of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)an Itemization of Amount Finance (Disbursement Instructions) for each of the Term Loan and Revolving Line, duly executed by Borrowers;

(d)payment of an amount equal to (i) a Term Loan facility fee in the amount equal to One Hundred Fifty Thousand Dollars ($150,000), and (ii) all Bank Expenses incurred through the date of this Amendment; and

(e)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate and notified to the Borrowers at least three (3) Business Days prior to the date hereof.

15.Post-Closing Requirement. By February 11, 2022, Borrower shall deliver to Bank a certificate of good standing for JG, certified by the Secretary of State of Delaware on or after the Third Amendment Date (the “JG Good Standing Certificate”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

JOURNEY MEDICAL CORPORATION

By:	/s/ Claude Maraoui
Name:	Claude Maraoui
Title:	President & CEO

JG PHARMA, INC

By:	/s/ Claude Maraoui
Name:	Claude Maraoui
Title:	President & CEO

EAST WEST BANK

By:	/s/ James Tai
Name:	James Tai
Title:	Managing Director

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:EAST WEST BANK

FROM:JOURNEY MEDICAL CORPORATION and JG PHARMA, INC. (each, a

“Borrower” and collectively, “Borrowers”)

The undersigned authorized officer of JOURNEY MEDICAL CORPORATION, on behalf of the Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between the Borrowers and Bank (the “Agreement”; capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement), (i) each Borrower is in complete compliance for the period ending               with all required covenants except as noted below and (ii) all representations and warranties of such Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (unless such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date). Attached herewith are the required documents supporting the above certification. The undersigned authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

A/R & A/P Agings	Monthly within 30 days	Yes	No

Borrowing Base Certificate	Monthly within 30 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA audited)	Annually, within 120 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Within 60 days of FYE	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R Audit	Annually	Yes	No
Debtor contact list	Annually, within 120 days	Yes	No

Reporting Covenant	Required	Actual	Complies

Collateral Ratio (tested from the Third Amendment Date through the date 18 months thereafter)	1.25:1.00	_	Yes	No
Minimum Liquidity (tested beginning 18 months after the Third Amendment Date)	$7mm (including $5mm in Cash at Bank)	$	Yes	No
Fixed Charge Coverage Ratio (tested	1.25:1.00	_
beginning 18 months after the Third Amendment Date)			Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:

SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE